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                                                                     Exhibit 4.2

                          REGISTRATION RIGHTS AGREEMENT


                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of April __, 2002 by and among Nesco Industries, Inc., a Nevada corporation (the "Company") and the investors identified on the signature page hereto (the "Series A Holders" or, the "Holders").

                  Any capitalized term used but not defined herein has the meaning set forth in the Subscription Agreement, dated as of the date hereof, by and among the Company and the Series A Holders (the "Purchase Agreement").

                                    RECITALS

                  WHEREAS, on the date hereof, the Company is issuing and selling to the Series A Holders (the "Offering") shares of the Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Stock"), of the Company;

                  WHEREAS, on the date hereof, the Company is issuing (i) Bridge Note Warrants, (ii) Placement Agent Warrants and (iii) Investment Banking Warrants warrants (collectively, the "Warrants") to KSH Investment Group, Inc., the placement agent for the sale of the Series A Stock (the "Placement Agent"), to purchase shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), as more fully described in the Private Placement Memorandum for the Series A Stock;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1.       Definitions.  For purposes of this Agreement:





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                  (a)      "Common Stock" means shares of common stock, $.001
par value, of the Company.

                  (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (d) "Holder" has the meaning set forth in the Recitals hereto, and means any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with Section 11 hereof.

                  (e) "Person" means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

                  (f) "Preferred Stock" means the Series A Stock of the Company.

                  (g) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (h) "Registrable Securities" means (1) any Common Stock issuable or issued upon conversion of the Preferred Stock, (2) any Common Stock issuable or issued upon exercise of the Warrants and (3) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Preferred Stock or Common Stock or such Warrants, rights or securities; provided, however, that shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to an effective registration statement or Rule 144 under the Securities Act.

                  (i) "SEC" means the Securities and Exchange Commission.

                  (j) "Securities Act" means the Securities Act of 1933, as amended.

                  (k) "Series A Stock" means the Series A Convertible Preferred Stock, par value $.001 per share, of the Company.

                  (l) "Violation" means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed under or referred to in this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law arising from, relating to or in connection with the offer and sale of Registrable Securities pursuant to this Agreement.

                  (m) "Warrants" has the meaning set forth in the Recitals hereto.





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         2.       S-3 Registration.
                  ----------------

                  (a) The Company will use commercially reasonable efforts to file with the SEC within sixty (60) days of the final Closing of the sale of the Series A Stock, and thereafter use its best efforts to have declared effective, a registration statement on Form S-3 (or such other form as applicable), or if Form S-3 is not available, Form SB-2, registering the resale of the Common Stock issuable upon conversion of the Series A Stock as well as the Common Stock issuable upon conversion of the Bridge Note Warrants, Placement Agent Warrants and Investment Banking Warrants; provided, however, that such Registration Statement shall be declared effective within 180 days after the initial filing of the Registration Statement.

                  (b) If the Company fails to file a registration statement with the SEC within sixty (60) days of the final Closing, the Company will issue to the Holders, on a pro rata basis, additional shares of Series A Stock equal, in the aggregate, to 5% of the total number of Series A Stock sold by the Company in the Offering.

         3.       Piggyback Registration.

                  (a) If (i) a Registration Statement is not already declared effective by the SEC in accordance with the terms of Section 2 (a) above and
(ii) the Company proposes to register (but without any obligation to do so) (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants pursuant to a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), or a registration on Form S-4 (or similar or successor form)), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after giving such notice by the Company in accordance with Section 18, the Company shall, subject to the provisions of Section 8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have no obligation under this
Section 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make.

                  (b) In connection with any offering initiated by the Company involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3(a) to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, exceed the largest number of securities requested to be included in such offering which can be sold without having an adverse effect on such offering by the Company; provided, however, that no Holder participating in such underwriting shall be required to make any representations, warranties or indemnities except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the largest number of securities that the underwriters reasonably believe can be sold without having an adverse effect on such offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not have an adverse effect on such offering, and the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, that number of shares sought to be registered by the Company, (ii) second, among all Holders of Registrable Securities that have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by such Holders and (iii) thereafter, to the extent additional securities may be included in such offering, to other selling shareholders, if any, pro rata according to the total number of securities entitled to be included therein owned by each such other selling shareholder or in such other proportions as shall mutually be agreed to by such other selling shareholders.



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         4.       Obligations of the Company. Whenever required under this
Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for one hundred eighty (180) days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed.

                  (b) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for one hundred eighty (180) days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed.

                  (c) Furnish to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement for offer and sale under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.

                  (e) Use diligent efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

                  (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                  (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.



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                  (h) Notify each Holder of Registrable Securities covered by such registration statement and such Holder's underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

                  (i) Notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

                  (j) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

                  (k) As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with
Section 11(a) of the Securities Act.

         5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of such securities and any other information as reasonably required by the Company in order to comply with United States securities laws as shall be required to effect the registration of such Holder's Registrable Securities.

         6. Expenses of Registration. All expenses incurred in connection with all registrations, filings or qualifications, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel (selected by a majority of the Holders) for the selling Holders shall be borne by the Company, but excluding underwriting discounts and commissions relating to the Registrable Securities.


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         7.       Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 for each Holder, including without limitation all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders (selected by the Holders of a majority of the Registrable Securities being registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

         8.       Indemnification.

                  (a) The Company will indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, each of such Holder's partners, each of such Holder's, and each of such Holder's partners', officers, directors, partners, members, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party.

                  (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall the liability of any Holder under this Section 8(b) exceed the net proceeds from the offering received by such Holder.





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                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties, acting reasonably; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 8 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8. An indemnifying party may settle any action or claim under this Section 8 at any time without the consent of the indemnified party so long as such settlement involves no cost or liability to the indemnified party and includes an unconditional release of the indemnified party from all liability with respect to such claim or action.

                  (d) The obligations of the Company and Holders under this
Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

                  (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party. In no event shall the liability of any Holder under this Agreement exceed the net proceeds from the offering received by such Holder.

                  (f) If a court of competent jurisdiction holds that the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Series A Holders to purchase Registrable Securities pursuant to the Purchase Agreement) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Series A Holders to purchase Registrable Securities pursuant to the Purchase Agreement) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 8, no Holder shall be required, pursuant to this Section 8, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.



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         9.       Reports Under the Exchange Act. With a view to making
available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts (without unreasonable expense) to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after the effective date of the first registration statement filed by the Company) and the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         10. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Holder to one or more of its affiliates or to one or more transferees or assignees of the Registrable Securities owned by such Holder, provided that (in each case) such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto. Except as specifically permitted in the preceding sentence, neither this Agreement nor any Holder's rights or privileges under this Agreement can be assigned or transferred in whole or in part without the prior written consent of the other parties.

         11. No Other Registration Rights; Limitations on Subsequent Registration Rights. The Company represents and warrants to each Holder that, upon the execution of this Agreement by all of the parties hereto, no "registration rights" relating to securities of the Company and granted by the Company will exist on the date hereof other than pursuant to this Agreement. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Securities of any Holder which is included therein.

         12.      "Market Stand-Off" Agreement. Each Holder hereby agrees that
(a) during the period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act in connection with an initial public offering of the Company's securities, it shall not, if requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees, affiliates or partners who agree to be similarly bound) any Common Stock or any securities of the Company convertible into Common Stock held by it except Common Stock included in such registration and (b) in connection with an underwritten offering of the Company's securities that occurs after an initial public offering of the Company's securities, it shall comply with any restrictions on the sale, transfer or disposition of (other than to donees, affiliates or partners who agree to be similarly bound) any Common Stock or any securities of the Company convertible into Common Stock held by it except Common Stock included in such registration as may be requested by the underwriter of such offering. No Holder shall be bound by this Section 12 unless each officer, director and other shareholder of the Company holding in excess of 1% of the then outstanding common share equivalents of the Company shall have complied with this Section 12 or otherwise agreed to be bound by a substantially similar market stand-off or lock-up agreement.


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         13.      Amendment; Waiver. Any provision of this Agreement may be
amended or waived only with the written consent of (a) the Company and (b) the Holders of a majority of the Registrable Securities (on a Common Stock Equivalent basis) then held by the Holders. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company. Anything contained in this Agreement to the contrary notwithstanding, upon the sale of any additional Series A Shares to an additional investor, this Agreement shall be amended, without any action on the part of the parties hereto, upon execution by such Additional Investor of a counterpart hereof, to include such Additional Investor as a Series A Holder for all purposes hereof.

         14. Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

         15. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and supercedes the Original Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         16.      Governing Law.

                  (a) This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of law.

                  (b) ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RIGHTS OR INTERESTS OF THE INVESTORS OR THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT, WHETHER ARISING DURING OR AT OR AFTER THE TERMINATION OF THIS AGREEMENT (EACH OF THE FOREGOING DISPUTES, CONTROVERSIES AND CLAIMS HEREINAFTER REFERRED TO AS AN "AGREEMENT DISPUTE"), SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE COUNTY, CITY AND STATE OF NEW YORK, AND EACH OF THE PARTIES HERETO (i) UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY AND (ii) IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW HAVE OR HEREAFTER HAS AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING AN AGREEMENT DISPUTE.

         17. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

         18. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given
(x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the following business day, if delivered by a recognized overnight courier service, or (z) two days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

                           (i) if to the Company, to it at the following address:

                                Nesco Industries, Inc.
                                22-09 Queens Plaza North
                                Long Island City, New York 11101
                                (718) 752-2400
                                Attn: Lawrence S. Polan, Chief Financial Officer

                           (ii) if to any Holder, to the address set forth below such Holder's name on a signature page hereto or at such other address as may have been furnished in writing to the Company by any such Holder.

         19. Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         20. Descriptive Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         21. Delays or Omissions; Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

         22. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         23. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                            THE COMPANY:

                                            NESCO INDUSTRIES, INC.


                                            By:      ___________________________
                                                     Name:
                                                     Title:

                                 SERIES A HOLDER
                           COUNTERPART SIGNATURE PAGE
                                     TO THE
                         REGISTRATION RIGHTS AGREEMENT,
                          DATED _______________, 2002,
      AMONG NESCO INDUSTRIES, INC. AND THE HOLDERS LISTED ON THE SIGNATURE
                                  PAGES HERETO







                                  Signature:____________________________________


                                            Name of Holder: ____________________

                                            Name/Title of Signatory if
                                            Signed in Representative
                                            Capacity: __________________________

                                            Address, Phone Number and Fax Number
                                            of Holder:

                                            ____________________________________
                                            ____________________________________
                                            ____________________________________
                                            ____________________________________

                                            SSN or TIN of Holder:_______________



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